UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2005

Gas Transmission Northwest Corporation

(Exact name of registrant as specified in its charter)

California	0-25842	94-1512922
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1400 SW Fifth Avenue, Suite 900 Portland, Oregon	97201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 833-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

The Board of Directors of Gas Transmission Northwest Corporation (“GTNC”) resolved on April 5, 2005 that GTNC Officers were granted the authority to redeem all of its outstanding $150,000,000 7.80 percent senior unsecured debentures due 2025 on June 1, 2005. On April 27th, 2005, GTNC notified its trustee that it intended to redeem its debentures due in 2025. GTNC will also be paying all of its outstanding $250,000,000 7.10 percent senior unsecured notes due June 1, 2005. GTNC expects to refinance these obligations with proceeds of a private placement financing of senior unsecured notes to be issued in four, fixed rate tranches of 5, 10, 15 and 30 years, to be completed June 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gas Transmission Northwest Corporation

Date: May 2, 2005	/s/ Ronald J. Turner
Name: Ronald J. Turner
Title: President